
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Plus Fund L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                       6,969,772
<SECURITIES>                                         0
<RECEIVABLES>                                   31,565
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              52,126,745<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                52,126,745<F2>
<SALES>                                              0
<TOTAL-REVENUES>                               445,330<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               753,373
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              (320,010)<F4>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (320,010)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (320,010)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $250,531, net option premiums of $369,600 and Investment in U.S. Treasury Securities of $45,006,339.
<F2>Liabilities include redemptions payable of $1,977,795, accrued brokerage fee of $184,716, accrued administrative fees of $202,077, accrued management fees of $46,179, and accrued transaction fees and costs of $3,030.
<F3>Total revenues include realized trading revenue of $1,583,071, net change in unrealized of $(447,915), interest income of $751,442 and change in valuation of Yield Pool of $(1,441,268).
<F4>Income-Pretax, Income Continuing and Net Income includes minority interest in loss of $11,967.

